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                                 EXHIBIT 5.01

   OPINION OF SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

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                                                                    EXHIBIT 5.01


                       Smith, Anderson, Blount, Dorsett,
                         Mitchell & Jernigan, L.L.P.

                       2500 First Union Capitol Center
                        Raleigh, North Carolina 27601
                             Tel:  (919) 821-1220
                             Fax:  (919) 821-6800


                               October 11, 1996


                                                        Writer's Direct Dial
                                                        (919) 821-6668




Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Durham, North Carolina  27703-8411

        Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

        We are counsel for Quintiles Transnational Corp. (the "Company") in connection with the issuance by the Company of up to 1,951,027 shares of the Company's Common Stock, $0.01 par value per share (including 1,614,915 shares to be issued in exchange for the shares of common stock of BRI International, Inc. outstanding as of September 16, 1996, plus an additional number of shares which may be issued in exchange for shares of BRI Common Stock issued upon the exercise of outstanding options to acquire BRI Common Stock prior to the Closing Date). These shares are described in the Company's Registration Statement on Form S-4 (File No. 333-12573) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on September 24, 1996 with which this opinion will be filed as an exhibit (the Registration Statement, as amended, being hereinafter referred to as the "Registration Statement").

        We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of the meetings of the Board of Directors of the Company relating to the authorization and the issuance of securities and such other documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such latter documents. In rendering the opinion set forth below, we have relied on a certificate of a Company officer, whom we believe is responsible.


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Quintiles Transnational Corp.
October 11, 1996
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        Based upon the foregoing, it is our opinion, as of the date hereof, that the 1,951,027 shares of Common Stock of the Company which are being registered pursuant to the Registration Statement are duly authorized and, when issued and delivered in exchange for the shares of BRI Common Stock surrendered in the Merger, as contemplated by the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

        The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

        We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as
Exhibit 5.01 to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act, or the regulations promulgated by the Commission pursuant to such Act.

        This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person without our prior written consent.


                                        Sincerely yours,

                                        SMITH, ANDERSON, BLOUNT, DORSETT,
                                                MITCHELL & JERNIGAN, L.L.P.



                                        By:  /s/ GERALD F. ROACH
                                             ------------------------
                                             Gerald F. Roach